Registration No. 333 -_______________
                                As filed with the Securities and
                                Exchange Commission on November 26, 1997



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               --------------
                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                               --------------

                          LONG ISLAND BANCORP, INC.

         (Exact Name of Registrant as Specified in its Charter)


          Delaware                                    11-3198508

 (State of Incorporation)                        (IRS Employer
                                              Identification No.)


                            201 Old Country Road
                       Melville, New York 11747-2724

                (Address of Principal Executive Offices)

                          ---------------------


                        Long Island Bancorp, Inc.
             Non-Employee Directors Stock Compensation Plan
                         (Full Title of the Plan)
                          ---------------------


John J. Conefry, Jr.                                   Copies to:
Chairman of the Board                                  Mel M. Immergut
and Chief Executive Officer                            Milbank, Tweed, Hadley &
LONG ISLAND BANCORP, INC.                              McCloy
                                                       1 Chase Manhattan Plaza
201 Old Country Road                                   New York, New York
Melville, New York 11747-2724                          10005-1413
                                                       (212) 530-5000
(516) 547-2000

(Name, Address and Telephone
 Number of Agent for Service)



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. x

Total Number of pages ______
Exhibit Index on Page ______


                                CALCULATION OF REGISTRATION FEE


                                                            Proposed                 Proposed
                                                              Maximum                   Maximum                 Amount of
Title of Securities to         Amount to be             Offering Price              Aggregate              Registration
   be Registered              Registered                Per Share            Offering Price (3)               Fee
--------------------- ------------------------ ------------------------- ------------------------ ========================
Deferred Compensation
  Obligations (1)            $2,000,000.00                 100%                 $2,000,000.00               $606.00

---------------------- ------------------------ ------------------------- ------------------------ ========================
---------------------- ------------------------ ------------------------- ------------------------ ========================

 Common Stock, par value
          $0.01                      (2)                      (2)                       (2)                      (2)
        per share

-------------------------- ------------------------ ------------------------- ------------------------ ========================



         (1)      The   Deferred   Compensation    Obligations   are   unsecured
                  obligations  of Long  Island  Bancorp,  Inc.  to pay  deferred compensation in the future in accordance with the terms of the
                  Non-Employee Directors Stock Compensation Plan.

         (2)      The   number  of  shares  of  Common   Stock  is   necessarily
                  indeterminate  but will be the  number  of  shares  which  are issued to satisfy obligations of Long Island Bancorp, Inc.
                  under the Plan.

         (3) Estimated solely for the purpose of determining the registration fee.



PART I

Items 1. and 2.   Plan Information / Registrant Information and
                      Employee Plan Annual Information

                  This Registration Statement relates to (a) the registration of interests in Long Island Bancorp, Inc. ("the Company" or "the Registrant")
Non-Employee Directors Stock Compensation Plan ("the Plan") in which non-employee members of the Board of Directors of the Company ("Eligible Directors") are permitted to defer all or a portion of their annual cash compensation to an account, payable upon termination of their services as Eligible Directors in cash or deferred shares of Long Island Bancorp, Inc. common stock ("Common Stock"), and (b) an indeterminate amount of Common Stock to be issued under the Plan. The purpose of the Plan is to strengthen the mutuality interest between Eligible Directors and the Company's shareholders. The Plan is intended to reinforce the Company's ability to attract, retain and motivate Eligible Directors through the provision of reasonable and competitive compensation opportunities.

                  The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating Eligible Directors as specified by Rule 428 (b) (1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act. In addition, the Registrant will provide without charge to any person to whom this Registration Statement relates, a quarterly account statement providing the amount and status of their accounts.

PART II.

Item 3.  Incorporation of Documents by Reference

                  All documents filed by the Company pursuant to Sections 13 (a) and (c), 14 or 15 (d) of the Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the termination of the Plan shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                  The following documents filed with the Securities Exchange Commission are incorporated by reference in this Registration Statement:

                  (a) the Annual Report on Form 10-K of the Long Island Bancorp, Inc. for the year ending September 30, 1996; and

                  (b) the Quarterly Reports on Form 10-Q for the quarters ending December 31, 1996, March 31, 1997 and June 30,1997 and Current Reports on Form 8-K dated October 22, 1996, December 19,1996, February 18, 1997, March 25, 1997, April 22, 1997, June 24, 1997, September 23, 1997 and October 21, 1997, filed pursuant to Section 13 of the Exchange Act.

Item 4.  Description of Securities

                  Under the Plan, the Company will provide Eligible Directors the opportunity to enter into agreements for the deferral of their director fees. The amount to be deferred by each Eligible Director will be determined in accordance with the Plan and the Eligible Director's election and will be credited to an account in the name of each Eligible Director (the "Account"). An Eligible Director's Account will be adjusted to reflect the gains and losses of either of two benchmark investments, as selected by the Eligible Director: the interest payable from time to time on a passbook savings account as available to customers of The Long Island Savings Bank, FSB or the investment experience of shares of Common Stock. All obligations under the Plan are payable in United
States dollars, except that deferrals that have been notionally invested in Common Stock may be paid, in the discretion of the Board of Directors of the Company, in Common Stock in lieu of cash. Each obligation to pay deferred compensation will be payable on a date selected by each Eligible Director after his or her services as a director has ended. No amounts payable under the Plan may be assigned, transferred, pledged or otherwise encumbered.

                  The Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors of the Company without impairment of any rights of any Eligible Director which have accrued as of the date of such action; provided, however, that the Plan may not be amended upon the occurrence of a change of control as defined in the Plan.

                  No trust will be maintained under the Plan and the obligations of the Company to pay out Accounts will be unsecured general obligations. The Company is a holding company, and as such the Company, and hence Company creditors including Eligible Directors, may not receive any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise until the prior claims of creditors of the subsidiary have been satisfied, except distributions in satisfaction of claims of the Company itself as a creditor of such subsidiary.

Item 5.  Interest of Named Experts and Counsel

                  Not applicable.


Item 6.  Indemnification of Directors and Officer

                  Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expense (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

                  Section 5.1 of the Bylaws of the Company provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. In addition, the Bylaws provide for indemnification against expenses incurred by a director or officer to be paid by the Company at reasonable intervals in advance of the final disposition of such action, suit or proceeding; provided, however, that, if required by the Delaware General Corporation Law, an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company. The Bylaws further provide for a contractual cause of action on the part of directors and officers of the Company with respect to indemnification claims which have not been paid by the Company.

                  Article Six of the Company's Certificate of Incorporation limits under certain circumstances the liability of the Company's directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase of redemption of shares in violation of the Delaware General Corporation Law), or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption From Registration Claimed

                  Not applicable.





Item 8.  List of Exhibits

                  The following exhibits are filed with or incorporated by reference into this Registration Statement on form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


4.1               The Long Island Bancorp, Inc., Non-Employee Directors Stock
                  Compensation Plan

5                 Opinion of Milbank, Tweed, Hadley & McCloy

23(a)             Consent (Milbank, Tweed Hadley & McCloy (included as part of
                  Exhibit 5)

23(b)             Consent - KMPG Peat Marwick

24                Power of Attorney (contained on the signature page)

99 (i) Restated Bylaws of the Registrant. Incorporated by reference to Exhibits filed with the Registration Statement on Form S-1 Registration No. 33-73694.

Item 9.  Undertakings

                  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      To include any prospectus required by Section 10 (a)
         (3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                  (iii) To include any material information with respect to the Plan not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain undistributed at the termination of the Plan.

         (4) That for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES



                  Pursuant to the requirements of the Securities Act of 1933, LONG ISLAND BANCORP, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Melville, New York on the 25th day of November, 1997.



                            LONG ISLAND BANCORP, INC.




                                              By:__________________________
                                                 John J. Conefry, Jr.
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                  Each person whose individual signature appears below hereby makes, constitutes and appoints John J. Conefry, Jr. to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including any and all post-effective amendments.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


Name                                   Title                        Date


/s/ John J. Conefry, Jr.      Chairman of the Board
John J. Conefry, Jr.          and Chief Executive Officer           11/25/97


/s/ Lawrence W. Peters        President, Chief Operating            11/25/97
Lawrence W. Peters            Officer and Director

/s/ Mark Fuster                                                     11/25/97
Mark Fuster                   Chief Financial Officer

/s/ Bruce M. Barnet           Executive Vice President and          11/25/97
Bruce M. Barnet               Director


/s/ Clarence M. Buxton        Director                              11/25/97
Clarence M. Buxton


/s/ Edwin M. Canuso           Director                              11/25/97
Edwin M. Canuso


/s/ Richard F. Chapdlaine     Director                              11/25/97
Richard F. Chapdelaine


/s/ Brian J. Conway           Director                              11/25/97
Brian J. Conway


/s/ Robert Conway             Director                              11/25/97
Robert Conway

/s/ Federick De Matteis       Director                              11/25/97
Frederick DeMatteis


/s/ George R. Irvin           Director                              11/25/97
George R. Irvin


/s/ Herbert J. McCooey        Director                              11/25/97
Herbert J. McCooey


/s/ Dr. James B. Tormey       Director                              11/25/97
Dr. James B. Tormey



/s/ Leo J. Waters             Director                               11/25/97
Leo J. Waters


/s/ Donald D. Wenk            Director                               11/25/97
Donald D. Wenk


/s/ Troy J. Baydala           Director Emeritus                      11/25/97
Troy J. Baydala

                                                   EXHIBIT INDEX



Exhibit
No.                   Description                 Method of Filing
--------------------- --------------------------- ------------------

4.1                   The Long Island             Filed herewith
                      Bancorp, Inc.,
                      Non-Employee Directors
                      Stock Compensation Plan

5                     Opinion of Milbank,         Filed herewith
                      Tweed, Hadley & McCloy

23 (a)                Consent                   Milbank, Tweed Hadley & McCloy
                                               (included as part of Exhibit 5)

23 (b)                Consent                     KMPG Peat Marwick

24                    Power of Attorney           (Contained on the signature
                                                  page)

99 (i)                Restated Bylaws of Long     Incorporated by reference to
                      Island Bancorp, Inc.        Exhibits filed with the
                                                  Registration Statement on
                                                  Form S-1, Registration
                                                  No. 33-73694

                                EXHIBIT 4.1


  Long Island Bancorp, Inc. Non-Employee Directors Stock Compensation Plan





                    LONG ISLAND BANCORP, INC.
-----------------------------------------------------------------
      Non-Employee Directors Stock Compensation Plan
-----------------------------------------------------------------

                    Amended and Restated
                      September 23, 1997

     Table of Contents


                  Topic                                              Page


Section 1.  Purpose; Establishment of Plan.... . . .................  1

Section 2.  Definitions.............................................  1

Section 3.  Administration..........................................  4

Section 4.  Deferred Compensation................. . ...............  4

Section 5.  Change in Control.......................................  7

Section 6.  Unfunded Status........................... .............  8

Section 7.  General Provisions......................................  8

FORM-S81

                                      LONG ISLAND BANCORP, INC.

                          Non-Employee Directors Stock Compensation Plan


Section 1.  Purpose; Establishment of Plan

The purpose of the Non-Employee Directors Stock Compensation Plan (the "Plan") is to strengthen the mutuality of interest between non-employee Directors of Long Island Bancorp, Inc. (the "Company") and the Company's shareholders by permitting the deferral of all or a portion of the annual cash compensation received by non-employee members of the Board of Directors (the "Board") into Deferred Shares of Company Stock.

The Plan was adopted, effective June 24, 1997, to permit Eligible Directors of the Company to elect such deferral of compensation into Deferred Shares of Company Stock in the manner described below. The Plan is intended to reinforce the Company's ability to attract, retain and motivate qualified Directors through the provision of reasonable and competitive compensation opportunities.

The Plan was amended and restated, effective August 26, 1997, to merge with the unfunded deferred compensation plan adopted by The Long Island Savings Bank, FSB as of October 1, 1976, which provides deferred benefits to eligible Directors of the Bank (the "Bank Plan"). The Bank Plan is amended and superseded by this Plan, and all amounts payable under the Bank Plan shall be paid by and under the terms of the Plan. Amounts credited to the memorandum account of each Director under the Bank Plan as of July 31, 1997 shall be deemed transferred to an Interest Bearing Account in respect of each such Director and interest shall be credited thereon in accordance with Section 4.3(b) after such date.

Section 2.  Definitions

For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1 "Account" means an account established to record an Eligible Director's interest under the Plan as described in Section 4.

2.2      "Bank" means The Long Island Savings Bank, FSB.

2.3 "Beneficiary" means the person or persons designated by the Eligible Director to receive distribution(s) under this Plan in the event of the Eligible Director's death or permanent disability.

2.4 "Board of Directors" means the Board of Directors of the Company and the Bank.

2.5 "Change of Control" means (a) a change in control of the Bank or the Company of a nature that would be required to be reported in response to Item 1 of the current report on form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; (b) a change in control of the Bank or the Company within the meaning of 12 U.S.C. '1817(i), the Change in Bank Control Act, and 12 C.F.R. '574.4 of the Acquisition of Control of Savings Association regulations of the office of Control of Savings Association regulations of the Office of Thrift Supervision; (c) individuals who constitute the Board as of the effective date of the Plan (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the effective date of the Plan whose election was approved by a vote of at least three-quarters of the Directors then comprising the Incumbent Board, or whose nomination for election by the Company's shareholders, as the case may be, was approved by the Company's nominating committee then serving under the Board, shall be, for purposes of this clause (c), considered as though he or she was a member of the Incumbent Board (but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual threatened solicitation of proxies or consents); (d) approval by the shareholders of the Bank or the Company, as the case may be, of a reorganization, merger or consolidation, or the consummation of any such reorganization, merger or consolidation, other than, in any case, a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Voting Interest in the Company beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than eighty percent (80%) of the Voting Interest of the corporation or other entity resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Voting Interest in the Company; (e) approval by the shareholders of the Bank or the Company, as the case may be, of (i) a complete liquidation or dissolution of the Bank or the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, or the occurrence of any such liquidation, dissolution, sale or other disposition, other than, in any case, to a Subsidiary, directly or indirectly; of the Company, or any Affiliate; and/or (f) the solicitation of proxies from shareholders of the Company by someone other than the current management of the Company and without the approval of the Board, seeking shareholder approval of a plan of reorganization, merger or consolidation of the Bank and/or the Company with one or more corporations as a result of which the shareholders' interests in the Bank and/or the Company are actually exchanged for or converted into securities not issued by the Bank and/or the Company.

2.6 "Company" means Long Island Bancorp, Inc., a Delaware corporation or any successor corporation.

2.7 "Compensation" means (a) the aggregate monetary value of the annual retainer fees earned by an Eligible Director for service as a member of the Board of Directors (the "Board") of the Company and/or the Bank; and (b) the annual retainer fee, if any, earned by an Eligible Director for service as the Chairman or member of a committee of the Board of the Company and/or the Bank; and (c) and any meeting fees earned by an Eligible Director for attendance at meetings of the Board of the Company and/or the Bank and any of their committees during any calendar year.

2.8 "Director" means any member of the Board of Directors of the Company and/or the Bank, whether or not such member is an Eligible Director.

2.9 "Deferred Stock Account" means an account established to record such Eligible Director's interest under the Plan related to Deferred Shares and any additional credits thereto as provided in Section 4.3(a).

2.10 "Deferred Share" means a share of Company Stock which has been deferred by an Eligible Director until a certain date(s) or event(s) in the future (but in no case, a date or event later than the date upon which the Eligible Director ceases to be a Director) in lieu of such Eligible Director receiving cash compensation for services rendered as a Director in the current period.

2.11 "Disability" means an illness or injury that is expected to be permanent and which renders a Director unable to carry out his or her duties as determined by the Board in its sole discretion.

2.12 "Eligible Director" means a member of the Board of Directors of the Company and/or the Bank who is not currently an employee of the Company and/or the Bank.

2.13 "Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto, as the same may be in effect from time to time.

2.14 "Fair Market Value" means the closing price of a Share as reported by the principal stock exchange upon which Shares of Company Stock are listed and traded on the date which is the nearest business day preceding the date on which such value is to be determined.

2.15 "Interest Bearing Account" means an account established to record an Eligible Director's interest under the Plan not credited to the Deferred Stock Account and any additional interest credits thereto as provided in Section 4.3(b).

2.16 "Plan" means the Long Island Bancorp, Inc. Non-Employee Directors Stock Compensation Plan.

2.17 "Retirement" means voluntary or involuntary termination of the Eligible Director from active service on the Board on or after the attainment of age 65.

2.18     "Share" or "Shares" means a share(s) of Stock.

2.19     "Stock" means the common stock, $0.01 par value, of the Company.

Section 3.  Administration

3.1 The Plan shall be administered by the Board of Directors of the Company. The Board shall have full power and authority to interpret, construe and administer the Plan and to review each Director's eligibility to participate in the Plan, and the Board's interpretations and constructions of the Plan and actions thereunder shall be binding and conclusive on all persons and for all purposes.

3.2 The Board shall establish and maintain Plan records and may arrange for the engagement of consultants or legal counsel, and make use of such agents and other Company personnel, as it requires or deems advisable for purposes of the Plan. The Board may rely upon the written opinion of such consultants and counsel and may delegate to any agent, member of the Board or employee of the Company, its authority to perform any act hereunder, including without limitation, those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time.


Section 4.  Deferred Compensation

4.1 Election to Defer. On or before December 31 of any calendar year, an Eligible Director may elect to defer receipt of all or any part of any Compensation payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to the Eligible Director's Account in such deemed investments as the Eligible Director shall elect under Section 4.3 hereof. Notwithstanding the foregoing, any Eligible Director may elect, prior to October 1, 1997, to defer payment of all or any portion of his or her Compensation for 1997 which has not yet been received. Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day after his or her term as a Director begins, to defer payment of all or any portion of his or her Compensation payable for the balance of the calendar year following such election.

4.2 Method of Election. A deferral election shall be made by written notice filed with the Corporate Secretary of the Company in such form as shall be satisfactory to the Board. Such election shall continue in effect (including with respect to Compensation payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such election by written notice filed with the Corporate Secretary of the Company. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar quarter in which such notice is given and only with respect to Compensation payable for services rendered thereafter. If the effect of such revocation or modification of a deferral election is only to change that amount of deferred Compensation that would otherwise have been credited to the Account, it shall in no event become effective earlier than three months after it is received by the Corporate Secretary. Amounts credited to the Eligible Director's Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be maintained and distributed in accordance with the otherwise applicable terms of the Plan. An Eligible Director who has revoked an election to participate in the Plan may file a new election to defer Compensation payable for services to be rendered in the calendar year following the year in which such election is filed.

4.3 Account. The Deferred Compensation of an Eligible Director shall be allocated to such Director's Deferred Stock Account or Interest Bearing Account in the amounts determined by the Eligible Director as provided in (c) hereof.

         (a)Deferred Stock Account. Any deferred Compensation allocated to the Deferred Stock Account shall be deemed to be invested in a number of Shares equal to the quotient of such Compensation divided by the Fair Market Value on the date the Compensation then being allocated to the Deferred Stock Account would otherwise have been paid. Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Deferred Shares,the number of Shares in the Eligible Director's Deferred Stock Account shall be increased by the number of Shares determined by dividing (i) the product of (A) the number of Shares in the Eligible Director's Deferred Stock Account on the related dividend record date, and (B) the amount of any cash dividend declared by the Company on one Share (or, in the case of any dividend distributable in property other than Shares,the per share value of such dividend, as determined by the Company for purposes of income tax reporting), by (ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares,the Eligible Director's Deferred Stock Account shall be increased by the number of Shares equal to the product of(i) the number of Shares credited to the Eligible Director's Deferred Stock Account on the related dividend record date, and (ii) the number of shares (including any fraction thereof calculated to the fourth decimal place) distributable as a dividend on one Share. In the event of any stock split,stock dividend,recapitalization,reorganization or other corporate transaction affecting the capital structure of the Company,the Board of Directors shall make such adjustments to the number of Shares credited to each Eligible Director's Deferred Stock Account as the Board of Directors shall deem necessary or appropriate to prevent the dilution or enlargement of such Eligible Director's rights.

(b)      Interest  Bearing  Account.   Any  amounts  allocated  to  the
         Interest Bearing Account shall be deemed to be credited quarterly with hypothetical interest at the current passbook rate offered by the Bank to its customers from time to time or such other rate of interest as the Board of Directors may from time to time prescribe.

(c) Election of Deemed Investments. An Eligible Director may elect to have all or any portion of amounts deferred under the Plan allocated to the Deferred Stock Account or Interest Bearing Account maintained under such Eligible Director's Account. Such election shall be made by written notice filed with the Corporate Secretary of the Company in such form as shall be satisfactory to the Board. Such election shall continue in effect until modified by the Eligible
         Director by written notice filed with the Corporate Secretary of the Company;provided, however, that no such modification shall be effective without the prior approval of the Board of Directors or the Compensation Committee of the Board of Directors; and provided further that an Eligible Director's election shall not be modified more often than once each calendar month. A modification of an election shall be effective as of the first day of the month next following approval of such modification by the Board of Directors or the Compensation Committee of the Board of Directors.

4.4 Distribution Election. At the time an Eligible Director makes a deferral election pursuant to Section 4.1, the Eligible Director shall also file with the Corporate Secretary of the Company a written election (a "Distribution Election") with respect to whether:

                  (i) a distribution of the Eligible Director's Account shall commence as soon as practicable following the first business day of the calendar month following the date on which the Eligible Director ceases to be a Director or on the first business day of any calendar year following the calendar year in which the Eligible Director ceases to be a Director, or on such other date as is specified by the Eligible Director at the time of the related deferral election.

                  (ii) such distribution shall be in one lump payment or in such number of annual installments (not to exceed ten) as the Eligible Director may designate.

         The  amount  of  any   installment   payment  shall  be  determined  by
         multiplying the number of Shares and/or cash (as the case may be) credited to the Account of an Eligible Director immediately prior to the distribution of the first installment by a fraction, the numerator of which is one and the denominator of which is the total number of installments (including the then current installment) to be paid. An Eligible Director may at any time, and from time to time, change any Distribution Election applicable to his or her Account, provided that no election to change the time of any final distribution shall be effective unless it is made in writing and received by the Corporate Secretary of the Company at least three months prior to the time at which the Eligible Director ceases to be a Director.

         As provided in Section 7.3, in the event of the death or Disability of an Eligible Director, the cash value of Shares and/or cash held in the Eligible Director's Account shall be delivered to the beneficiary designated by the Eligible Director or, in the absence of such designation, to the Eligible Director's estate as soon as practicable following such death or Disability.

4.5 Timing and Form of Distributions. Any distribution to be made hereunder, whether in the form of a lump sum payment or installments, following the termination of an Eligible Director's service as a Director shall commence in accordance with the Distribution Election made by the Eligible Director pursuant to Section 4.4. If an Eligible Director fails to specify, in accordance with Section 4.4, a commencement date for a distribution or whether such distribution shall be made in a lump sum payment or a number of installments, such distribution shall be made in a lump sum payment on the first business day of the calendar quarter immediately following the date on which the Eligible Director ceases to be a Director. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year, or as soon as practical thereafter, until the entire amount subject to such Distribution Election shall have been paid.

         Any distribution from an Eligible Director's Deferred Stock Account shall be made in Shares, in cash, or in any combination thereof, as determined by the Board of Directors in its sole discretion. If any portion of such distribution is to be made in cash, the Company shall pay the Eligible Director cash in an amount equal to the product of (i) the aggregate number of Deferred Shares (including the value of dividends and/or interest payable thereupon) credited to such Eligible Director's Deferred Stock Account on his or her date of distribution multiplied by (ii) the Fair Market Value on such date of distribution.

Section 5.  Change in Control

5.1 Immediate Payment. Upon the occurrence of a Change in Control, each Eligible Director's rights to and interest in amounts in his or her Account not previously distributed in accordance with Section 4.4 and
         4.5 shall become immediately payable and distributable at the earliest practicable date.

5.2 Cash Settlement. Upon the occurrence of a Change in Control, in lieu of delivering the Shares then held by an Eligible Director, the Company shall pay such Eligible Director, not later than 60 days after the Change in Control occurs, cash in an aggregate amount equal to the product of (i) the aggregate number of Deferred Shares (including the value of dividends and/or interest payable thereupon) credited to such Eligible Director's Deferred Stock Account at the time of the Change in Control multiplied by (ii) the Fair Market Value on the date of the Change in Control.


Section 6.  Unfunded Status

The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan. A share of Deferred Stock represents a contractual obligation of the Company to deliver a Share of Stock or pay cash to an Eligible Director as provided herein. The Company may segregate or earmark any Shares or any of the Company's assets for the benefits of Eligible Directors or their beneficiaries or estates, but the Company shall not be required to do so. An Eligible Director and his or her beneficiary or estate shall have only an unsecured, contractual right with respect to any amounts credited to a Director's Account hereunder, and such rights shall not be deemed superior to the rights of any their creditor.


Section 7.  General Provisions

7.1 Amendment and Termination. The Plan may be amended, suspended or terminated, in whole or in part, by the Board, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to receive benefits under the Plan which have accrued prior to the date of such action. Upon the occurrence of a Change of Control (as herein defined), the Plan may not be amended or terminated.

7.2 Assignment Status. No right to any amount payable at any time under the Plan may be assigned, transferred, pledged, or encumbered, either voluntarily or by operation of law, except as provided expressly herein. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Eligible Director, his or her beneficiary and estate.

7.3 Beneficiary Designation. Each Eligible Director may designate a beneficiary or beneficiaries to receive any payments which under the terms of the Plan may be or may become payable on or after the Eligible Director's death or Disability. At any time, and from time to time, such designation may be changed or canceled by the Eligible Director without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Company and shall not be effective until actually received by the Company. If no beneficiary has been properly designated by a deceased Eligible Director, the beneficiary shall be the Eligible Director's estate.

7.4 No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

7.5 No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator, personal representative or designated beneficiary of such Eligible Director, or any other person. To the extent that any Eligible Director or the executor, administrator, or personal representative of such Eligible Director acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

7.6 Listing of Shares and Related Matters. If at any time the Board of Directors shall determine in its judgment that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained.

7.7 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

7.8 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

7.9 Withholding. The Company may withhold from any distributions payable under this Plan all Federal, state, city or other taxes as shall be required pursuant to any applicable law or governmental regulation or ruling.

7.10 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.

7.11 Effective Date. The Plan shall be effective upon the date of its adoption by the Board, which date shall be recorded in the Board's minutes.

                                                    EXHIBIT 5.0

                      Opinion and Consent of Milbank, Tweed, Hadley & McCloy


                                November 25, 1997

Long Island Bancorp, Inc.
201 Old Country Road
Melville, NY  11747-2724

Re:  Deferred Compensation Obligations

Dear Sirs:

We have acted as counsel for Long Island Bancorp, Inc., a Delaware corporation ("Bancorp"), in connection with the registration by Bancorp, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, of (i) $2,000,000 of Deferred Compensation Obligations, representing unsecured obligations of Bancorp to pay deferred compensation in the future in accordance with the terms of the Long Island Bancorp, Inc. Non-Employee Directors Stock Compensation Plan (the "Plan"), and (ii) an indeterminate number of shares of common stock of Bancorp for issuance to satisfy obligations of Bancorp under the Plan.

We have examined the Plan and other such other documents and records of Bancorp as we deemed necessary or appropriate to render this opinion. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

Based on the foregoing, we are of the opinion that, when the registration becomes effective and when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of Bancorp, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting enforcement of creditors rights or by general equity principles.

We express no opinion as to the applicability of, compliance with or effect of Federal law or the law of any jurisdiction other than New York and the Delaware General Corporation Law.

We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                Very truly yours,
                                /s/ Milbank, Tweed, Hadley & McCloy

                                            EXHIBIT 23 (b)

                                    Consent of KPMG Peat Marwick

The Board of Directors
Long Island Bancorp, Inc.:


We consent to incorporation by reference in the registration statement dated November 25,1997, on Form S-8 of Long Island Bancorp,Inc. relating to the Long Island Bancorp, Inc. Non-Employee Directors Stock Compensation Plan of our report dated October 22, 1996, relating to the consolidated statements of financial condition of Long Island Bancorp, Inc. and subsidiary as of September 30, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1996, which report is incorporated by reference in the September 30, 1996 annual report on Form 10-K of Long Island Bancorp, Inc. Our report contains an explanatory paragraph relating to changes in accounting principles.







Jericho, New York
November 25, 1997